Exhibit 5.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, N.W. WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

February 16, 2024
99, Boulevard du Jardin Exotique,
Monaco, 98000

Re: Scorpio Tankers Inc.

Ladies and Gentlemen:

We have acted as counsel to Scorpio Tankers Inc., a company incorporated under the laws of the Republic of the Marshall Islands (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of 1,478,807 shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), under the Company’s registration statement on Form S-8 (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”), which Common Shares may from time to time be issued in accordance with the terms of the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In reaching the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the current, as of the date hereof, Articles of Incorporation and the Bylaws of the Company, (iii) the Plan, and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures, the legal competence or capacity of persons or entities to complete the execution of documents, the persons identified as officers of the Company are serving as such and, as to factual matters, the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement. As to various questions of fact which are material to the opinions hereinafter expressed, we have also relied upon statements or certificates of public officials, directors of the Company and others.
We have further assumed for the purposes of this opinion, without investigation, that all documents referred to above or contemplated by the Registration Statement to be executed in connection with the issuance of the Common Shares have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and the terms of the issuance comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

Based upon and subject to the foregoing and subject to the limitations set forth herein, we are of the opinion that under the laws of the Republic of the Marshall Islands, the Common Shares have been duly authorized, and when the Common Shares are issued by the Company in accordance with the terms of the Plan and the instruments executed pursuant to the Plan, as applicable, which govern the awards to which the Common Shares relate, the Common Shares will be validly issued, fully paid for and non-assessable.
This opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the laws of the Republic of the Marshall Islands as in effect on the date hereof. This opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

We hereby consent to (i) the filing of this opinion as an exhibit to the Registration Statement and (ii) the incorporation by reference of each reference to us and the discussions of advice provided by us in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Commission on March 24, 2023 and incorporated by reference into the Registration Statement, in each case, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours, /s/ Seward & Kissel LLP